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                                                                    EXHIBIT 10.4








                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                              BALLARD PETROLEUM LLC

                                       AND

                              COSTILLA ENERGY, INC.

                             DATED FEBRUARY 2, 1999


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                                TABLE OF CONTENTS

ARTICLE 1. PURCHASE AND SALE
         1.1      The Properties.........................................................................1

ARTICLE 2. CONSIDERATION
         2.1      Consideration..........................................................................3
         2.2      Adjustments to Purchase Price..........................................................3
         2.3      Manner of Payment......................................................................4
         2.4      Like Kind Exchange Option..............................................................4

ARTICLE 3. REPRESENTATIONS OF SELLER
         3.1      Existence..............................................................................5
         3.2      Authorization..........................................................................5
         3.3      Power..................................................................................5
         3.4      Brokers................................................................................5
         3.5      Foreign Person.........................................................................5
         3.6      Litigation.............................................................................5
         3.7      Liens..................................................................................6
         3.8      Third-Party Rights.....................................................................6
         3.9      Permits................................................................................6
         3.10     Compliance with Law....................................................................6
         3.11     Operator Payments......................................................................6

ARTICLE 4. REPRESENTATIONS OF BUYER
         4.1      Existence..............................................................................6
         4.2      Authorization..........................................................................7
         4.3      Power..................................................................................7
         4.4      Brokers................................................................................7
         4.5      Further Distribution...................................................................7

ARTICLE 5. DISCLAIMER OF CERTAIN WARRANTIES
         5.1      Limitation and Disclaimer of Representations and Warranties............................7

ARTICLE 6. CONSENTS; PREFERENTIAL RIGHTS AND RISK OF LOSS
         6.1      Consents; Preferential Rights..........................................................8
         6.2      Risk of Loss...........................................................................9

ARTICLE 7. COVENANTS OF SELLER
         7.1      Access to Records......................................................................9
         7.2      Operations.............................................................................9
         7.3      Permissions...........................................................................10



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

ARTICLE 8. COVENANTS OF BUYER
         8.1      Return of Data........................................................................10

ARTICLE 9. SELLER'S CONDITIONS OF CLOSING
         9.1      Representations.......................................................................11
         9.2      Performance...........................................................................11
         9.3      Pending Matters.......................................................................11
         9.4      Resolution............................................................................11
         9.5      Consent and Release of Liens..........................................................11
         9.6      Officer's Certificate.................................................................11
         9.7      Board Approval........................................................................11

ARTICLE 10. BUYER'S CONDITIONS OF CLOSING
         10.1     Representations.......................................................................11
         10.2     Performance...........................................................................12
         10.3     Pending Matters.......................................................................12
         10.4     Resolution............................................................................12
         10.5     Officer's Certificate.................................................................12

ARTICLE 11. CLOSING
         11.1     Time and Place of Closing.............................................................12
         11.2     Closing Obligations...................................................................12
         11.3     Further Assurances....................................................................13

ARTICLE 12. ADDITIONAL AGREEMENTS
         12.1     Calculation of Adjusted Purchase Price................................................14
         12.2     Receipts and Credits..................................................................14
         12.3     Records...............................................................................15
         12.4     Notices...............................................................................15
         12.5     Recording Documents...................................................................16
         12.6     Right of Termination..................................................................16
         12.7     Sales Taxes...........................................................................16
         12.8     Taxes.................................................................................16

ARTICLE 13. ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION
         13.1     Definitions...........................................................................16
         13.2     Assumption of Contracts...............................................................16
         13.3     Imbalances............................................................................17
         13.4     Seller's General Indemnity............................................................17
         13.5     Buyer's General Indemnity.............................................................17



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

ARTICLE 14. ARBITRATION
         14.1     Selection of Arbitrators..............................................................18
         14.2     Determination.........................................................................18
         14.3     Decision Binding......................................................................18

ARTICLE 15. PHYSICAL CONDITION OF THE PROPERTIES
         15.1     Prior Use of Properties...............................................................18
         15.2     Assumption of Properties in Present Condition.........................................19

ARTICLE 16. MISCELLANEOUS
         16.1     Amendment.............................................................................19
         16.2     Gender................................................................................19
         16.3     Entire Agreement......................................................................20
         16.4     Successors and Assigns................................................................20
         16.5     Survivability.........................................................................20
         16.6     Severability..........................................................................20
         16.7     Governing Law.........................................................................20
         16.8     Assignability.........................................................................20
         16.9     Counterparts..........................................................................20
         16.10    DPTA Waiver-Waiver of Consumer Rights.................................................20
         16.11    Termination...........................................................................21
         16.12    Press Release.........................................................................21
         16.13    Amended Exhibits......................................................................21

Exhibit "A" - Schedule of Leases
Exhibit "A-1" - Schedule of Wells
Exhibit "A-1A" - Allocated Values
Exhibit "A-1B" - Candy Draw Field
Exhibit "B" - Assignment and Bill of Sale
Exhibit "C" - Deed

                           PURCHASE AND SALE AGREEMENT

          This Purchase and Sale Agreement ("Agreement") dated as of February 2, 1999, is between BALLARD PETROLEUM LLC, a Montana limited liability company, whose address is 845 12th Street West, Billings, MT 59102 ("Buyer"), and Costilla Energy, Inc., a Delaware corporation, whose address is 400 West Illinois, Suite 1000, Midland, Texas 79701 ("Seller").

WHEREAS, Buyer sold, assigned, transferred and conveyed certain interests to Seller in consummating the transaction contemplated by a Purchase and Sale Agreement dated July 2, 1997 by and between the parties ("1997 PSA");

WHEREAS, Buyer desires to enter into an agreement to acquire those interests and have those interests reassigned to itself, as well as interests Seller acquired by the terms of the Acquisition and Exploration Agreement effective July 1, 1997 by and between the parties ("A&E Agreement");

WHEREAS, Seller desires to sell and reassign all those interests it acquired in consummating the transaction contemplated by the 1997 PSA, together with all those interests it acquired through the A&E Agreement, except for Seller's interest in the Candy Draw Field in Campbell County Wyoming ("Candy Draw"), and Seller further desires to acquire all of Buyer's interest in Candy Draw; and

WHEREAS, Buyer agrees to exchange, transfer and convey its interest in Candy Draw to Seller.

In consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                          ARTICLE 1. PURCHASE AND SALE

          1.1 The Properties. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, but effective as of 11:59 p.m. December 31, 1998, at the location of the respective Properties (the "Effective Time") all of Seller's right, title, and interest in and to the following, less and except the Excluded Property (defined below):

           (a) All oil, gas and/or other mineral properties, rights and estates of every kind and nature and wherever located, including, without limitation, all oil, gas and/or other mineral leases and estates, leasehold estates and interests, all mineral, royalty, overriding royalty, production payment, reversionary, net profits, contractual leasehold and other similar rights, estates and interests described on Exhibit "A" attached hereto (the "Leases") covering the lands described on Exhibit "A" attached hereto (together with all other lands covered by the Leases in which Seller owns an interest, the "Lands"), together with all the property and rights incident thereto, including all rights in any pooled, unitized or communitized acreage by virtue of the Properties being a part thereof, all production from the pool or unit allocated to any such Properties, and all interests in any wells within the pool or unit associated with the Properties;


          (b) All producing, nonproducing, shut-in and abandoned oil and gas wells, salt water disposal Wells, injection wells, and water wells located on the Leases or lands pooled or unitized therewith, including, without limitation, the wells described on Exhibit "A-1" attached hereto, and all personal property, equipment, fixtures, compressors, pipelines, gathering, disposal, transportation, storage and treating facilities and other improvements located on, related to, appurtenant to or used or useful in connection with the Leases and Lands;

          (c) To the extent transferable by Seller, all contracts and contractual rights and interests, including, without limitation, all farmout and farmin agreements, operating agreements, production sales and purchase contracts, saltwater disposal agreements, surface leases, division and transfer orders, licenses and other contracts or agreements covering or affecting any or all of the interests described or referred to above (the "Contracts");

          (d) To the extent transferable, all easements, rights-of-way, surface leases, fee estates, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the above-described interests;

          (e) All proprietary data, including without limitation, all geophysical, seismic, geologic and other technical data and interpretations thereof, and to the extent transferable, all non-proprietary data and information covering, relating to or used or useful in connection with any or all of the above-described interests; provided that Buyer shall grant to Seller and Seller shall retain and be entitled to a license to possess and use (but not sell) all of the seismic data attributable to the Properties acquired by through and under the A&E Agreement or which existed on the date of the 1997 PSA, which license shall be upon the following additional terms:

                  (i)   the license shall be nonexclusive;

                  (ii) Seller may use the data for all purposes, including showing such data to third parties for any reason (other than sale) upon the terms set forth in clause (vi) below, without Buyer's consent;

                  (iii) Buyer makes no representation or warranty whatsoever with respect to the data and any reliance on interpretations derived from such data shall be at the sole risk of Seller;

                  (iv)  Buyer retains full ownership of the data;

                  (v) If Seller requires copies of the data, such copies shall be made at Seller's sole expense; and


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                  (vi)  Seller agrees that the data, and copies thereof, shall be for Seller's own internal use only, and that such data shall not be sold, treated or otherwise made available to other parties except on the following conditions: (A) the data may be made available to a consultant for the purpose of performing an interpretation for the Seller only, and upon completion of the interpretation, all data must be returned to the Seller, and (B) Seller shall have the right to reveal the data and any interpretations thereof to third parties in an effort to make a bona fide contract with the third party relating to exploration or drilling operations, but in no case shall the third party be allowed to copy the data or have it in its possession outside of Seller's office except for purposes of having the data reprocessed so long as the company reprocessing the data agrees to keep same confidential.

          (f) All oil, condensate, natural gas, natural gas liquids, other gases (including "CO2") and other minerals produced after the Effective Time attributable to the Properties;

          (g) The Records as defined in Section 12.3; and

          (h) All other property of every kind and description, real, personal or mixed, which Seller acquired as the result of or pursuant to either the 1997 PSA or the A&E Agreement.

          Seller specifically excludes from this transaction all of Seller's interest in the Candy Draw Field described in Exhibit A-1B and the seismic license(s) described in paragraph (e) above ("Excluded Property").

          All of the above real and personal properties, rights, titles, and interests described in subparagraphs (a) through (h) above, subject to the limitations and terms expressly set forth herein, but excluding the Excluded Property, are hereinafter collectively called the "Properties" or, individually, a "Property".


                            ARTICLE 2. CONSIDERATION

          2.1 Consideration. As consideration for this Agreement and the transfer of the Properties at Closing Buyer shall (1) assign, transfer and convey to Seller all of Buyer's interest of every kind and nature in the Properties described on Exhibit "A-1B;" being Candy Draw Field, (2) except as otherwise provided in this Agreement, forgo enforcement or collection of any accrued obligation of Seller to Buyer under the (i) 1997 PSA,(ii) the A&E Agreement, or (iii) attributable to the Properties, and (3) Buyer shall pay to Seller at Closing the sum of $14,150,000 (the "Purchase Price"), as may be adjusted pursuant to this Agreement (the "Adjusted Purchase Price"). Buyer has allocated the Purchase Price as shown on Exhibit "A-1A".

          2.2 Adjustments to Purchase Price. The Purchase Price shall be adjusted by the following:

          (a) The Purchase Price shall be increased by (i) the contract value of the Seller's

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interest in the oil, gas and other minerals in storage in tanks (above the pipeline connection if applicable), net of applicable taxes, at the Effective Time; (ii) any amounts required under this Agreement and (iii) as otherwise agreed upon by the Seller and Buyer.

          (b) The Purchase Price shall be decreased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

                  (i) The amount of all proceeds received by Seller prior to the Closing Date attributable to the Properties and that are attributable to the time after the Effective Time;

                  (ii) An amount equal to all unpaid, ad valorem, property, production, severance, and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Seller's interest in the Properties after the effective time of the 1997 PSA and prior to the Effective Time, which to the extent not actually assessed shall be computed based upon such taxes assessed against the Seller's interest in the Properties for the preceding calendar year or, if such taxes are assessed on other than a calendar year basis, for the tax-related year last ended;

                   (iii) Any other amounts required under this Agreement and as otherwise agreed upon by Seller and Buyer.

          2.3 Manner of Payment. At Closing, except as provided in the following
Section 2.4, Buyer shall pay Seller or Seller's designee the Adjusted Purchase Price by wire transfer of immediately available funds as follows:

                  Account:          Costilla Energy, Inc.
                  Account No.       00-363-266
                                    Banker Trust Company
                  ABA Routing No:   021001033
                  Attention:        Marco Caputi
                                    (212) 250-6954

          2.4. Like Kind Exchange Option. Seller and Buyer hereby agree that Seller, in lieu of the sale of the Properties to Buyer for the cash consideration provided herein, shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a qualified intermediary in order to accomplish the transactions contemplated hereby in a manner that will comply, either in whole or in part, with the requirements of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"). In the event Seller assigns its rights under this Agreement pursuant to this Section 2.4, Seller agrees to notify Buyer in writing of such assignment before Closing. If Seller assigns its rights under this Agreement, Buyer agrees to (i) consent to Seller's assignment of its rights in this Agreement, (ii) deposit the Adjusted Purchase Price with the qualified escrow or qualified trust account designated by Seller at Closing, and (iii) take such further actions, at Seller's cost, as are reasonably required to effectuate the transactions contemplated hereby pursuant to Code Section 1031, but in so acting Buyer shall have no liability to any party in connection with such actions. All risks and costs associated with any like kind exchange and compliance thereof with applicable laws, rules and regulations shall be the sole responsibility of Seller, and Seller agrees to indemnify and hold Buyer harmless from and against all costs, expenses, liabilities and obligations which arise as a result of Buyer's agreement contained in this Section 2.4.


                      ARTICLE 3. REPRESENTATIONS OF SELLER

Seller represents and warrants to Buyer as follows:

          3.1 Existence. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business in each State where its business operations require such qualification.

          3.2 Authorization. Subject to and conditioned upon approval by Seller's Board of Directors as provided in Section 9.7, Seller has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on Seller's behalf, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations of Seller enforceable in accordance with their respective terms.

          3.3 Power. Subject to preferential rights and restrictions on assignment of the type typically found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or other actions by governmental entities, Seller's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its articles of incorporation, bylaws, regulations, or other governing documents; (ii) to the best of Seller's knowledge, result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) to the best of Seller's knowledge, violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

          3.4 Brokers. Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this transaction, for which Buyer shall have any responsibility, whatsoever.

          3.5 Foreign Person. Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the "Code") (i.e. Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

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

          3.6 Litigation. There is no suit, claim, action, or other proceeding, pending or, to Seller's best knowledge, threatened, before any court or governmental agency as of the date of this Agreement that relates to the Properties. Seller shall promptly notify Buyer of any such proceeding arising prior to Closing.

          3.7 Liens. Except as disclosed on Schedule 3.7 attached hereto, Seller's interest in the Properties is not subject to any liens, security interests or mortgage of any kind or nature.

          3.8 Third Party Rights. Except as reflected on Exhibit "A-1" attached hereto, there are no (i) reversionary interests, conversion rights, back-in interests, royalties, overriding royalties, production payments, claims or other burdens on or against the Properties' production held by third parties which were created by Seller without the knowledge of Buyer and outside the scope of the 1997 PSA and the A&E Agreement and which affect Seller's interests in the Properties, or (ii) preferential rights of purchase, consent rights or other rights in third person created by Seller without the knowledge of Buyer and outside the scope of the 1997 PSA and the A&E Agreement which affect Seller's interest in the Properties.

          3.9 Permits. To the best of Seller's knowledge and belief, Seller possesses all material licenses, permits, certificates, order, approvals and authorizations necessary or appropriate to own its interest in the Properties and to carry on its business as now conducted.

          3.10 Compliance with Law. To the best of Seller's knowledge and belief, Seller is in material compliance with all laws, ordinances, rules, regulations and orders applicable to its interest in the Properties, including, without limitation, all ordinances, rules, regulations and orders, and Seller has not received any notice of any claimed noncompliance therewith. To the best of Seller's knowledge and belief, Seller is not aware of any facts, conditions or circumstances in connection with, related to or associated with the Properties that could reasonably be expected to give rise to any claim or assertion that Seller, the Properties or the ownership or operation of any thereof is not in material compliance with any applicable law, rule, regulation, ordinance, or order of any governmental authority or with any term or conditions of any applicable permit, license, approval, consent, certificate or other authorization.

          3.11 Operator Payments. Seller has paid all its accrued obligations and complied with all of its other obligations with respect to those portions of the Properties operated by operators other than the Seller, or Buyer.


                       ARTICLE 4. REPRESENTATIONS OF BUYER

Buyer represents and warrants to Seller as follows:

          4.1 Existence. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Montana and is duly qualified to do business in each State where its business operations require such qualification.

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

          4.2 Authorization. Buyer has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on Buyer's behalf, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer will have been duly executed and delivered. This Agreement and all such documents and instruments shall constitute legal, valid, and binding obligations of Buyer enforceable in accordance with their respective terms.

          4.3 Power. Buyer's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its articles of organization, operating agreement, or other governing documents; (ii) to the best of Buyer's knowledge, result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) to the best of Buyer's knowledge, violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

          4.4 Brokers. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this transaction, for which Seller shall have any responsibility whatsoever.

          4.5 Further Distribution. Buyer (i) is acquiring an interest in the Properties for its own account and without a view to the distribution thereof, within the meaning of the Securities Act of 1933, as amended; and (ii) has such knowledge and experience in business, financial, and oil and gas matters that it is capable of evaluation of the merits and risks of entering into and of carrying out its obligations in connection with the acquisition of an interest in the Properties in the manner contemplated herein.


                   ARTICLE 5. DISCLAIMER OF CERTAIN WARRANTIES

          5.1 Limitation and Disclaimer of Representations and Warranties. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN SHALL TERMINATE IN ALL RESPECTS AT CLOSING, EXCEPT FOR ARTICLES 3.11, 13.4, 13.5 AND AS OTHERWISE SET FORTH IN THE ASSIGNMENT AND BILL OF SALE AND ANY DEED DELIVERED AT CLOSING. ANY ASSIGNMENT AND BILL OF SALE OR OTHER CONVEYANCE EXECUTED AND DELIVERED PURSUANT HERETO SHALL BE: (a) WITHOUT ANY WARRANTY OR REPRESENTATION OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, EXCEPT THAT SELLER WARRANTS TITLE TO THE PROPERTIES AS TO ANY CLAIMS BROUGHT BY, THROUGH OR UNDER SELLER BUT NOT OTHERWISE; (b) WITHOUT ANY EXPRESS,

IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY OF THE PROPERTIES OR THEIR FITNESS FOR ANY PURPOSE; AND (c) WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BY CLOSING BUYER SHALL HAVE INSPECTED OR WAIVED ITS RIGHT TO INSPECT THE RECORDS AND THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTIES, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES. BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND, BUYER SHALL ACCEPT ALL OF THE SAME IN THEIR AS IS, WHERE IS CONDITION. IN ADDITION, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE PROPERTIES PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY SELLER'S EMPLOYEES, AGENTS OR REPRESENTATIVES; ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR BY SELLER'S EMPLOYEES, AGENTS OR REPRESENTATIVES OR MADE AVAILABLE TO BUYER ARE PROVIDED TO BUYER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER; AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK. THE ASSIGNMENTS AND BILLS OF SALE OR OTHER CONVEYANCES TO BE DELIVERED BY SELLER AT CLOSING SHALL EXPRESSLY SET FORTH THE LIMITATIONS AND DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS PARAGRAPH.


            ARTICLE 6. CONSENTS, PREFERENTIAL RIGHTS AND RISK OF LOSS

          6.1 Consents; Preferential Rights. Buyer shall notify Seller of the Leases or Contracts which require a consent to assignment of any of the Properties, Seller shall make a good faith effort to obtain such consent, or a waiver of such consent, other than consents of governmental authorities which are usually obtained in the normal course of business after Closing. Seller shall not be obligated to incur any expenses to obtain such consent or waiver and shall not be liable to

Buyer by reason of any inability or failure to obtain any such waiver or consent. If there is an inability or failure to obtain any waiver or consent prior to the Closing, Buyer may either (i) exclude the affected Properties from the purchase and sale with a reduction in the Purchase Price for such Properties' allocated value, or (ii) complete the purchase and sale of the affected Properties without any reduction in the Purchase Price. Notification of a consent requirement or of a preferential right to purchase may be given by Buyer to Seller at any time prior to Closing. In this regard, Buyer shall prepare for Seller, at Buyer's expense, the typewritten notices (along with an electronic copy of same), in form and content acceptable to Seller, of all Preferential Rights to Purchase and/or Consents to Assign. If any of the Properties are subject to a preferential right to purchase and, prior to Closing, any holder of a preferential right to purchase notifies Seller That it intends to consummate the purchase of Seller's interest the in the Property to which its preferential right applies, the affected Properties shall be excluded from the sale to Buyer under this Agreement, and the Purchase Price shall be reduced by the Allocated Value of the such Property. If the preferential right has been waived or if the time for the exercise of such right has not expired the affected Property shall be conveyed to Buyer at Closing. Thereafter, if the holder of the preferential right timely and properly exercises its right to purchase, Buyer shall be obligated to convey the such Property to such third party and shall receive the purchase price therefor.

          6.2 Risk of Loss. If, after the Effective Time and prior to the Closing, any part of the Properties shall be destroyed or harmed by fire or any other casualty or cause or shall be taken by condemnation or the exercise of eminent domain, Buyer shall be entitled to any applicable insurance proceeds (to the extent actually received by Seller) or condemnation awards.


                         ARTICLE 7. COVENANTS OF SELLER

Seller covenants and agrees with Buyer as follows:

          7.1 Access to Records. Prior to the Closing Date, Seller shall grant Buyer reasonable access to the Records for the review and copying thereof, at Buyer's expense, during Seller's normal business hours upon reasonable prior notification. The Records shall be made available at their present location together with suitable office facilities for review and copying purposes. Buyer will use its best efforts to conduct such operations in a manner that will not disrupt Seller's normal business activities. From and after the date of the execution of this Agreement through the Closing Date, Seller shall not add to or remove from the Records any contracts, instruments, documents or other materials except for such additions and removals as are done in the ordinary course of business with respect to ongoing operations. Any contracts, instruments, documents or other materials removed from the Records by Seller during such period of time will be replaced in the Records by Seller after their use, and Seller shall advise Buyer of which Records have been removed.

          7.2 Operations. From the date of this Agreement until Closing, except as otherwise approved by Buyer, Seller:

          (a) shall not transfer, sell, hypothecate, encumber, or otherwise dispose of any of the Properties (other than sale of production in the ordinary course of business or as required in connection with the exercise of preferential rights to purchase any of the Properties), or substantially modify or terminate any Contract or other material agreement;

          (b) shall not enter into any production sale, processing, treating or other agreements affecting the Properties not terminable on no more than thirty
(30) days' notice;

          (c) shall promptly notify Buyer of any notice received by Seller relating to any claims or lawsuits relating to the Properties;

          (d) shall not grant any preferential right to purchase or similar right or agree to require the consent of any party to the transfer and assignment of Seller's interest in the Properties to Buyer;

          (e) shall not enter into any transaction the effect of which, considered as a whole, would be to cause Seller's ownership interests in any of the Properties to be altered from its ownership interest as of the Effective Time;

          (f) shall not enter into any settlement of or relinquish any outstanding receivables which are a part of the Properties (including, without limitation, the right to receive any retroactive price adjustments, take-or-pay monies, FERC mandated refunds, accounting adjustments, tax adjustments, and Minerals Management Service refunds); and

          (g) shall give Buyer prompt written notice of any notice of default (or written threat of default, whether disputed or denied) received or given by Seller under any instrument or agreement affecting the Properties to which Seller is a party or which it or any of the Properties is bound.

          7.3 Permissions. Until Closing, Seller will use reasonable efforts to obtain all permissions, approvals, and consents of federal, state, and local governmental authorities and other third parties as may be required to consummate the sale contemplated hereunder (excluding governmental permissions, approvals, and consents which are customarily obtained after the consummation of transactions of the type contemplated hereunder).


                          ARTICLE 8. COVENANTS OF BUYER

          8.1 Return of Data. Buyer agrees that if this Agreement is terminated for any reason whatsoever, Buyer shall, at Seller's request, promptly return to Seller all information and data furnished by or on behalf of Seller to Buyer, its officers, employees, and representatives in connection with this Agreement, and Buyer shall deliver to Seller all copies, extracts, or excerpts of such information and data.

                    ARTICLE 9. SELLER'S CONDITIONS OF CLOSING

          The obligation of Seller to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Seller, in whole or in part:

          9.1 Representations. The representations of Buyer under Article 4 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

          9.2 Performance. Buyer shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

          9.3 Pending Matters. At Closing, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

          9.4 Resolution. Buyer shall have furnished Seller a certified copy of resolutions of the board of directors of its manager authorizing the execution and delivery of this Agreement and delivery of all documents contemplated herein.

          9.5 Consent and Release of Liens. Seller shall have received the consent of its lenders under that certain Amended and Restated Credit Agreement dated August 28, 1997 between Seller, Bankers Trust Company, as Agent, and Union Bank of California, N.A., as Co-Agent, as amended, for the sale of the Properties and shall have obtained releases of all liens and security interests held by such lenders burdening the Properties.

          9.6 Officer's Certificate. Buyer shall have delivered to Seller a certificate of an executive officer of Buyer's manager dated the Closing Date, certifying on behalf of Buyer that the conditions set forth in Section 9.1, 9.2 and 9.3 have been fulfilled.

          9.7 Board Approval. On or before Closing, Seller shall have received approval of its Board of Directors granting their consent to enter into and consummate this transaction.

                    ARTICLE 10. BUYER'S CONDITIONS OF CLOSING

          The obligation of Buyer to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Buyer, in whole or in part:

          10.1 Representations. The representations of Seller under Article 3 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

          10.2 Performance. Seller shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

          10.3 Pending Matters. At Closing, no suit or action shall have been instituted or threatened that questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated by this Agreement.

          10.4 Resolution. Seller shall have furnished Buyer a certified copy of Resolutions of the board of directors of the Seller, dated on or before Closing, authorizing the execution and delivery of this Agreement and delivery of all documents contemplated herein.

          10.5 Officer's Certificate. Seller shall deliver to Buyer a certificate of executive officer of Seller, dated the Closing Date, certifying on behalf of Seller that the conditions set forth in Sections 10.1, 10.2 and
10.3 have been fulfilled.


                               ARTICLE 11. CLOSING

          11.1 Time and Place of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall occur on or before March 4, 1999 or such other date that the parties may mutually agree upon and designate in writing (the "Closing Date"); provided, however, that if all of the conditions to Closing set forth in Articles 9 and 10 have not been satisfied or waived by such date or any extended date for Closing, the party whose obligations are subject to the conditions that have not been satisfied or waived shall have the right to extend the date of Closing for successive periods of up to seven days each until such conditions shall have been satisfied or waived. The Closing shall be held at Seller's office in Midland, Texas, or at such other location as may be mutually agreed upon by Seller and Buyer.

          11.2    Closing Obligations.

          (a)     At Closing, Seller shall deliver to Buyer the following:

                  (i) Executed Assignments, Bills of Sale and Conveyances of the Sale interest in the Properties, in the form attached hereto as Exhibit "B" and executed deeds covering Seller's fee mineral and surface interests in any of the Properties, in the form attached hereto as Exhibit C; and in sufficient counterparts for recording in each appropriate filing jurisdiction;

                  (ii) An initial settlement statement reflecting adjustments to the Purchase Price as provided in Article 2 above (Seller shall provide Buyer a copy of the statement at least 3 business days before the Closing Date);

                  (iii) Executed releases of the Deeds of Trust, Mortgages and other security documents listed on Schedule 3.7 hereof and all related financing statements (the "Releases").

                  (iv) Letters-in-lieu of transfer orders, directing that all proceeds of production from the Seller's interest in the Properties which have theretofore been paid to Seller shall be paid to the account of Buyer as of and after Effective Time;

                  (v) Resolutions of the board of directors of the Seller in compliance with Section 10.4 hereof;

                  (vi)  Possession of the Properties;

                  (vii) Appropriate executed state and federal lease assignments on the prescribed form;

                  (viii) An affidavit that it is not a foreign person; and

                  (ix) Evidence, in form and substance reasonably satisfactory to the Buyer, that it has satisfied its representation and warranty contained in
Section 3.11.

          (b)     At Closing, Buyer shall:

                  (i) Deliver to Seller the Adjusted Purchase Price by wire transfer to Seller's account as provided in Section 2.3.

                  (ii) Execute the Assignments, Bills of Sale and Conveyances and Deeds delivered by Seller to Buyer at Closing, evidencing Buyer's acceptance of same;

                  (iii) Deliver to Seller Resolutions of the Board of Directors of the manager of Buyer in compliance with Section 9.4 hereof; and

                  (iv) Deliver to Seller an Assignment and Bill of Sale, in the form of the Assignment and Bill of Sale attached to this Agreement as Exhibit B, conveying all of Buyer's right, title and interest in the Candy Draw Field to Seller.

          11.3 Further Assurances. At and after Closing, the parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be necessary or useful to carry out their obligations under this Agreement.

                        ARTICLE 12. ADDITIONAL AGREEMENTS

          12.1 Calculation of Adjusted Purchase Price. Within 90 days after the Closing, Seller shall prepare, in accordance with this Agreement and with generally accepted accounting principles consistently applied, and deliver to Buyer a statement setting forth each adjustment to the Purchase Price required pursuant to Section 2.2 and showing the calculation of each such adjustment. Within 30 days after receipt of such statement from Seller, Buyer shall deliver to Seller a written report containing all changes with explanations and documentation therefor that Buyer proposes be made to such statement, it being agreed that Buyer's failure to deliver such report to Seller within such time period shall constitute acceptance by Buyer of Seller's statement. From and after the expiration of such 30-day period, no additional changes to the statement provided by Seller shall be considered by the parties. If Buyer has timely delivered such written report, the parties shall then undertake to agree on the items in dispute and the final Adjusted Purchase Price no later than 15 days after the receipt by Seller of Buyer's statement of proposed changes (it being agreed that any disputes as to adjustments relating to Defects shall be resolved prior to such time pursuant to the provisions of Article 3). Following the final determination of the Adjusted Purchase Price pursuant to this Section 13.1, Seller or Buyer, as the case may be, shall make the payment required within five business days after such final determination. Seller and Buyer will provide any information reasonably requested by the other in order to prepare such statement or verify Seller's statement or written report.

          12.2 Receipts and Credits.

          (a) Subject to the terms hereof and except to the extent same have already been taken into account as an adjustment to the Purchase Price or except to the extent same constitutes part of the Properties, all monies, proceeds, receipts, credits, and income attributable to the Seller's interest in the
Properties:

                  (i) for the period subsequent to the Effective Time, shall be the sole property and entitlement of Buyer, and, to the extent received by Seller, Seller shall fully disclose, account for, and transmit same to Buyer promptly; and

                  (ii) for the period prior to the Effective Time, to the extent not paid to Seller, shall be the sole property and entitlement of Buyer, provided however, to the extent paid to and received by Seller, shall remain the property and entitlement of Seller.

          (b) Subject to the terms of this Agreement, and subject to the obligations of Seller under Article 2.2 (b) (ii), and subject the representation of Seller under Article 3.11, and except to the extent same have already been taken into account as an adjustment to the Purchase Price or except to the extent Buyer has forgone enforcement and collection of Seller's accrued obligations to Buyer as part of the consideration for this Agreement pursuant to
Section 2.1, all costs, expenses, disbursements, obligations, and liabilities attributable to the Seller's interest in the Properties (EXCEPT FOR PERSONAL INJURY CLAIMS, UNDERPAYMENTS OF ROYALTIES AND UNDERPAYMENT OF SEVERANCE TAXES FOR WHICH SELLER IS INDEMNIFYING BUYER IN ARTICLE 13.4):

                  (i) for the period on and after the effective time of the 1997 PSA and prior to the Effective Time, regardless of when due or payable, but only to the extent not previously paid by Seller, shall be the sole obligation of Buyer and Buyer shall hold Seller harmless from and against same; and

                  (ii) for the period subsequent to the Effective Time, regardless of when due or payable, shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same.

          12.3 Records. Copies, made at Buyer's expense, of all files, records, documentation, and data of Seller that Buyer may reasonably request relating to (or evidencing) Seller's ownership or rights in the Properties or other rights and interests described herein, including, but not limited to lease files, land files, well files, production sales agreements files, division order files, title opinions and abstracts, governmental filings, production reports, proprietary seismic data, production logs, core sample reports, and land maps, as such data is assembled and maintained in the normal course of business (collectively, the "Records"), will be, as soon as is reasonably possible after Closing, delivered to Buyer's offices, at Buyer's expense. To the extent not obtained or satisfied as of Closing, Seller agrees to continue to use all reasonable efforts and to cooperate with Buyer's efforts to obtain for Buyer access to files, records and data relating to the Property in the possession of third parties. To the extent Seller may do so without violating third party agreements, Seller shall provide Buyer with access to all of Seller's seismic data and information relating to the Properties.

          12.4 Notices. All notices hereunder shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows:


          BUYER:           Ballard Petroleum LLC
                           845 12th Street West
                           Billings, Montana 59102
                           Attention: W.W. Ballard
                           and Dennis M. Campbell
                           Telephone: (406) 259-8790
                           Facsimile: (406) 259-3884





          SELLER:          Costilla Energy, Inc.
                           Attn: Clifford N. Hair, Jr.
                           400 West Illinois, Suite 1000
                           Midland, Texas 79701
                           Facsimile: (915) 686-6083
                           Telephone: (915) 686-6030

Any party may, by written notice so delivered to the other, change the address of the individual to which or to whom delivery shall thereafter be made.

          12.5 Recording Documents. Buyer shall pay all documentary, filing, and recording fees incurred in connection with the filing and recording of the instruments of conveyance. Seller shall pay all fees incurred in connection with the filing and recording of the Releases.

          12.6 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing by mutual agreement of Buyer and Seller in writing, or by either party due to the failure of the other party to meet a material condition to Closing. Upon the failure of either party to, the other party at its option, may (i) enforce whatever legal or equitable rights may be appropriate and applicable, or (ii) terminate this Agreement, thereby waiving all other remedies available to it.

          12.7 Sales Taxes. The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of the Seller's interest in the Properties pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall pay such tax as well as any applicable conveyance, transfer, and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall defend, indemnify, and hold Seller harmless with respect to the reporting and payment of all such taxes, if any, including any interest or penalties assessed thereon.

          12.8 Taxes. All ad valorem, severance, or other such production or property tax relating to the period after the effective time of the 1997 PSA and prior to the Effective Time shall be shared by Seller 60% and Buyer 40% regardless of when assessed or payable. Any such ad valorem, severance, or other such production or property tax relating to the period prior to the effective time of the 1997 PSA and to the period after the Effective Time and beyond shall be the responsibility of the Buyer. Adjustments to the Purchase Price to account for such taxes shall be made as provided in Section 2.3, but any such adjustment shall not affect the parties' obligations under this Section 12.8 if the adjustments are later determined to have been inaccurate.


             ARTICLE 13. ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION

          13.1 Definitions. As used in this Agreement, "Losses" means any liabilities, losses, claims, demands, causes of action, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations respecting, or the prosecution or defense of, a claim) of every kind and character

          13.2 Assumption of Contracts. The sale of the Properties is and will be made subject to the Contracts to which the Properties are presently subject. Buyer shall assume and be responsible for all obligations accruing under the Contracts after the Effective Time and accruing under the contracts prior to the effective time of the 1997 PSA.

          13.3 Imbalances. For purposes hereof, an "Imbalance" shall include any circumstance regarding production taken or marketed from the Seller's interest in the Properties which Buyer is acquiring pursuant to this Agreement which could result in (i) a portion of Buyer's interest in such production being sold without Buyer receiving payment therefor; or (ii) Buyer being obligated to make payment to any person or entity as a result of such imbalance; or (iii) any other circumstance by which Buyer would be obligated by virtue of any prepayment arrangement, take-or-pay agreement, or similar arrangement binding on the Properties after Closing, to deliver hydrocarbons produced from the Properties at some future time without then receiving full payment therefor. The Properties will be conveyed specifically subject to Imbalances which exist as of the Effective Time, with Buyer bearing and assuming all obligations with respect to any over production account for liability and receiving the benefit of and being credited with any under production account or credit. At Closing, Seller shall deliver to Buyer all amounts in Seller's position due third-party owners of interest in the Properties, and Buyer agrees that it shall be solely responsible for the disposition of such funds, the payment thereof to the rightful owners and the payment, if any, of a royalty or interest thereon.

          13.4 SELLER'S GENERAL INDEMNITY. WITH THE EXCEPTION OF CLAIMS, COST AND EXPENSES AND LIABILITIES ATTRIBUTABLE TO ENVIRONMENTAL CONDITION OF THE PROPERTIES, SELLER SHALL BE RESPONSIBLE FOR AND DISCHARGE ALL COSTS, EXPENSES AND LIABILITIES ATTRIBUTABLE TO SELLER'S INTEREST IN THE PROPERTIES RESULTING FROM PERSONAL INJURY CLAIMS, UNDERPAYMENT OF ROYALTIES AND UNDERPAYMENT OF SEVERANCE TAXES WHICH ACCRUE OR RELATE TO THE TIME ON OR AFTER THE EFFECTIVE TIME OF THE 1997 PSA AND PRIOR TO THE EFFECTIVE TIME AND WHICH ARE PRESENTED TO SELLER BY BUYER, IN WRITING, WITHIN 18 MONTHS AFTER CLOSING. SELLER SHALL SAVE HARMLESS AND INDEMNIFY BUYER, ITS DIRECTORS, OFFICERS, STOCKHOLDERS AND MEMBERS FROM ALL LOSS, COSTS, EXPENSE (INCLUDING ATTORNEY'S FEES AND EXPENSES) PENALTIES AND LIABILITIES FROM SELLER'S FAILURE TO PERFORM SUCH OBLIGATIONS. THIS SECTION
13.4 SHALL NOT APPLY TO THE ACCRUED OBLIGATIONS OF SELLER TO BUYER WHICH BUYER HAS FORGONE THE ENFORCEMENT AND COLLECTION OF AS PART OF THE CONSIDERATION FOR THIS AGREEMENT AS PROVIDED IN SECTION 2.1.

          13.5 BUYER'S GENERAL INDEMNITY. BUYER SHALL BE RESPONSIBLE FOR AND DISCHARGE ALL CLAIMS, COSTS, EXPENSES AND LIABILITIES WITH RESPECT TO THE SELLER'S INTEREST IN THE PROPERTIES (EXCEPT FOR THOSE WHICH SELLER RETAINS IN
ARTICLE 13.4) WHICH ACCRUE OR RELATE TO THE TIMES BEFORE AND AFTER THE EFFECTIVE TIME INCLUDING (I) ALL COSTS ATTRIBUTABLE TO THE OPERATION OF THE

PROPERTIES AND (II) ANY ASSERTED LIABILITY ARISING FROM ANY INJURY OR OCCURRENCE. BUYER SHALL SAVE HARMLESS AND INDEMNIFY SELLER, ITS DIRECTORS, OFFICERS AND STOCKHOLDERS FROM ALL LOSS, COST, EXPENSE (INCLUDING ATTORNEYS' FEES AND EXPENSES), PENALTIES AND LIABILITIES FROM BUYER'S FAILURE TO PERFORM SUCH OBLIGATIONS.


                             ARTICLE 14. ARBITRATION

          14.1 Selection of Arbitrators. Any controversy between the parties hereto arising under this Agreement and not resolved by agreement shall be determined by a board of arbitration upon notice of submission given by either party to the other, which notice shall name a qualified, independent arbitrator. Within ten (10) days after the receipt of such notice, the other party shall name a qualified, independent arbitrator, or if it fails to do so, the party giving notice shall name the second. The two arbitrators so appointed shall name the third qualified, independent arbitrator with thirty (30) days of the appointment of the second arbitrator, or if they fail to do so, the arbitrator may be appointed by the Senior Judge (in service) of the United States District Court for Colorado. Each party shall pay for the fees and expenses of the arbitrator it names and shall share equally the fees and expenses of the third arbitrator. Each party shall pay its experts' fees and expenses.

          14.2 Determination. The arbitrators selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within sixty (60) days after appointment of the third arbitrator. If within said period, a decision is not rendered by the board, or by a majority thereof, new arbitrators may be named and shall act hereunder, at the election of either Buyer or Seller, in like manner as if none had been previously named.


          14.3 Decision Binding. The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the parties hereto as to the questions submitted, and Buyer and Seller will abide by and comply with such decision. The prevailing party shall be entitled to recover reasonable attorneys' fees and expenses.

                ARTICLE 15. PHYSICAL CONDITION OF THE PROPERTIES

          15.1 Prior Use of Properties. THE PROPERTIES HAVE BEEN USED FOR OIL AND GAS DRILLING AND PRODUCING OPERATIONS AND RELATED OIL FIELD OPERATIONS, PHYSICAL CHANGES IN THE LAND MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE PROPERTIES ALSO MAY INCLUDE BURIED PIPELINES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY NOT NOW BE KNOW BY SELLER OR READILY APPARENT BY A PHYSICAL INSPECTION OF THE PROPERTY. BUYER

UNDERSTANDS THAT SELLER DOES NOT HAVE THE REQUISITE INFORMATION WITH WHICH TO DETERMINE THE EXACT NATURE OR CONDITION OF THE PROPERTIES OR THE EFFECT ANY SUCH USE HAS HAD ON THE PHYSICAL CONDITION OF THE LANDS BURDENED BY THE PROPERTIES.

          15.2 Assumption of Properties in Present Condition. BUYER ACKNOWLEDGES THAT (i) THE CONSUMMATION OF THIS AGREEMENT BY BUYER SHALL BE ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATIONS, SUBSURFACE CONDITION; (ii) THE PROPERTIES HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE PROPERTIES AND THE LAND BURDENED THEREBY MAY HAVE OCCURRED AS A RESULT OF SUCH USE; AND (iii) NORM AND MAN-MADE MATERIAL FIBERS (MMMF) MAY BE PRESENT AT SOME LOCATIONS. BUYER ACKNOWLEDGES THAT NORM IS A NATURAL PHENOMENON ASSOCIATED WITH MANY OIL FIELDS IN THE UNITED STATES AND THROUGHOUT THE WORLD. BUYER SHALL MAKE ITS OWN DETERMINATION OF THIS PHENOMENON AND OTHER CONDITIONS. SELLER DISCLAIMS ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY PRESENCE OF NORM OR MMMF ON OR AFFECTING THE PROPERTIES. BUYER SHALL ASSUME THE RISK THAT THE PROPERTIES MAY CONTAIN WASTES OR CONTAMINANTS AND ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF PIPELINES, EQUIPMENT AND OTHER ITEMS OF PERSONAL PROPERTY, AND WASTES OR CONTAMINANTS WHICH MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATION. ALL RESPONSIBILITY AND LIABILITY RELATED TO DISPOSALS, SPILLS, WASTES, OR CONTAMINATION OR OTHER ADVERSE PHYSICAL CONDITIONS ON, BELOW, OR RELATED TO OR AFFECTING THE PROPERTIES SHALL BE ASSUMED BY BUYER AND BUYER SHALL, NOTWITHSTANDING WHEN THE BASIS FOR ANY CLAIM, ACTION, SUIT, JUDGMENT (INCLUDING, WITHOUT LIMITATION, THOSE FOR DEATH, PERSONAL INJURY OR PROPERTY DAMAGE) SHALL HAVE OCCURRED, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS THEREFROM.


                            ARTICLE 16. MISCELLANEOUS

          16.1 Amendment. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

          16.2 Gender. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, limited liability companies or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, limited liability company, trust, estate, or other entity.

          16.3 Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

          16.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights, or remedies.

          16.5 Survivability. Except as otherwise specifically provided in this Agreement, all indemnification's, covenants, agreements, representations, and warranties shall survive the execution of the Agreement, the Closing, and the delivery and recordation of any deeds, assignments, or bills of sale which convey the Seller's interest in the Properties from Seller to Buyer. Nothing in this Agreement shall be deemed to affect the special warranty of Seller as provided in the Assignment delivered pursuant to this Agreement. Said special warranty shall prevail over any provisions of this Agreement that might otherwise be considered inconsistent therewith.

          16.6 Severability. If a court of competent jurisdiction determines that any clause or provisions of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

          16.7 Governing of Law. This Agreement shall be governed and construed under the laws of the State of Texas (excluding any conflict of laws provision that would require the application of any other jurisdiction).

          16.8 Assignability. Except as provided in Section 2.4, neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

          16.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

          16.10 DPTA Waiver-Waiver of Consumer Rights. TO THE EXTENT APPLICABLE TO THE PROPERTIES OR ANY PORTION THEREOF, BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63,

INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEX. BUS. & COM. CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY BUYER OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) IS REPRESENTED BY LEGAL COUNSEL IN SEEKING OR ACQUIRING THE GOODS OR SERVICES HEREUNDER; (iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND FAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND THE CONSIDERATION THEREOF.


          16.11 Termination. Except as otherwise provided in this Agreement, all of the Seller's and Buyer's rights and obligations under the 1997 PSA and the A&E Agreement shall terminate if the Closing under this Agreement takes place. Otherwise, the parties' rights and obligations under the 1997 PSA and the A&E Agreement shall continue, and nothing contained in this Agreement shall be deemed to release those rights and obligations.

          16.12 Press Release. Neither party shall issue a press release pertaining to the purchase and sale of the Properties under this Agreement unless (i) the proposed form of the press release has first been sent to the other party, and (ii) such other party has first approved the press release, which approval shall not be unreasonably withheld or delayed.

          16.13 Amended Exhibits. Buyer and Seller acknowledge that the Exhibits attached to this Agreement may contain scriber's errors. Buyer and Seller agree to use their best efforts to verify the accuracy of the Exhibits and to correct any errors prior to Closing.

The parties have executed on this Agreement as of the date first above mentioned,


                                              BALLARD PETROLEUM LLC
                                              By:  Ballard and Associates, Inc.


                                              By:
                                                  -----------------------------
                                                     W. W. Ballard
                                                     President

                                              COSTILLA ENERGY, INC.


                                              By:
                                                 ------------------------------
                                                  Clifford N. Hair, Jr.
                                                  Senior Vice President - Land



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